Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GraphOn Corporation
Campbell, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177069, 333-156229, 333-145284, 333-119402, 333-107336, 333-40174, and 333-88255) and Form S-1 (333-177073, 333-124791, 333-93483, and 333-11165) of GraphOn Corporation of our report dated April 1, 2013, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Walnut Creek, California
April 1, 2013